                                   EXHIBIT C

                   Historical Per Share Data of the Company

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                      AND
                       UNAUDITED PRO FORMA BALANCE SHEET


Attached are the historical financial statements of American Consolidated Growth Corporation (the Company) for the sale of its wholly owned subsidiary Eleventh Hour, Inc. The following unaudited pro forma financial statements reflect the sale by the Company in its current reporting period.

The following unaudited pro forma statement of operations for the year ended June 30, 1996 and the unaudited pro forma balance sheet as of June 30, 1996 give effect to the business disposition of Eleventh Hour, Inc., including the related pro forma adjustments described in the notes thereto. The unaudited pro forma statement of operations include the disposition of Eleventh Hour, Inc. have been prepared as if the transaction occurred on July 1, 1995. The unaudited pro forma balance sheet has been prepared as if the transaction occurred June 30, 1996. These pro forma statements are not necessarily indicative of the results of operations or the financial positions as they may be in the future or as they might have been had the transaction become effective on the above mentioned date.

                 UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 JUNE 30, 1996

                                          American
                                        Consolidated
                                           Growth
                                         Corporation                                     Pro Forma
                                             and         Eleventh         Pro Forma       Combined
                                         Subsidiary     Hour, Inc.       Adjustments       Total
                                        ------------   -----------       -----------   ------------
Current assets
 Cash                                   $    156,067   $         -        150,000  C   $    306,067
 Accounts receivable                       1,060,389     1,077,883         17,494  B              -
 Prepaid expenses                             34,149             -                           34,149
                                        ------------   -----------                     ------------
   Total current assets                    1,250,605     1,077,883                          340,216
                                        ------------   -----------                     ------------

Furniture and equipment                      193,181       185,650                            7,531
Investment                                         -             -        900,000  C        900,000
Other                                         20,723         1,586                           19,137
                                        ------------   -----------                     ------------

Total assets                            $  1,464,509   $ 1,265,119                     $  1,266,884
                                        ------------   -----------                     ------------
                                        ------------   -----------                     ------------


   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Current portion of long-term debt      $    122,532   $     3,163                     $    119,369
 Common stock subject to put option           84,724             -                           84,724
 Notes payable                               971,686       757,508                          214,178
 Accounts payable and accrued expenses     1,123,813       553,243        (17,494) B        553,076
                                        ------------   -----------                     ------------
   Total current liabilities               2,302,755     1,313,914                          971,347

Long-term debt                             1,230,594       135,849     (1,230,594) C              -

Stockholders' equity
 Common stock                                757,597        11,100         11,100  A        757,597
 Additional paid-in capital               29,576,028     3,700,446      3,700,446  A     29,576,028

                                                                        2,364,377  C
 (Accumulated deficit) retained
  earnings                               (32,402,465)   (3,896,190)    (3,896,190) A    (30,038,088)
                                        ------------   -----------                     ------------
   Total stockholders' equity             (2,068,840)     (184,644)                         295,537
                                        ------------   -----------                     ------------

Total liabilities and stockholders'
 equity                                 $  1,464,509   $ 1,265,119                     $  1,266,884
                                        ------------   -----------                     ------------
                                        ------------   -----------                     ------------

        See notes to unaudited pro forma combined financial statements.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED JUNE 30, 1996

                                          American
                                        Consolidated
                                           Growth
                                         Corporation                                     Pro Forma
                                             and         Eleventh         Pro Forma       Combined
                                         Subsidiary     Hour, Inc.       Adjustments       Total
                                        ------------   -----------       -----------   ------------
Revenues                                $  8,894,455   $ 8,953,247         55,792  B   $          -
Direct expenses                            6,638,234     6,638,588            354  B              -
                                        ------------   -----------                     ------------
Gross margin                               2,259,221     2,314,659         55,438                 -

Other expenses                             3,045,232     1,716,363        (55,438) B      1,273,431
                                        ------------   -----------                     ------------

(Loss) income from continuing
 operations                                 (786,011)      598,296                       (1,384,307)

Income from discontinued operations           84,237             -                           84,237
                                        ------------   -----------                     ------------

Net loss                                $   (701,774)  $   598,296                     $ (1,300,070)
                                        ------------   -----------                     ------------
                                        ------------   -----------                     ------------

Loss per common share
 Continuing operations                  $       (.10)  $                               $       (.19)
 Discontinued operations                        (.01)                                           .01
                                        ------------   -----------                     ------------

                                        $       (.09)  $                               $       (.18)
                                        ------------   -----------                     ------------
                                        ------------   -----------                     ------------

        See notes to unaudited pro forma combined financial statements.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

In December 1996, the Company entered into a definitive agreement to sell its wholly owned subsidiary. The transaction in effect disposes of the Company's only significant operating asset.

(A) To eliminate the equity of Eleventh Hour, Inc..

(B) To eliminate intercompany transaction and balances.

(C) To record the consideration received as if the transaction occurred June 30, 1996.